Translation:
Exhibit 10.15
Guarantee

As security for the performance of any and all obligations concerning the debts described below which

Debtor	Liqtech NA
1804 Buerkle Road
White Bear Lake
MN 55110

Time	has or may later acquire with respect to

Creditor	Sydbank A/S (hereinafter referred to as “the Bank”)

Guarantors	We agree to hold ourselves primary liable as guarantors:

Cometas A/S c/o Liqtech A/S, Industriparken 22 C, DK-2750 Ballerup
Liqtech A/S, Grusbakken 12, 2820 Gentofte

Notification	On behalf of all guarantors all notifications, including notifications in accordance with section 47 of the Danish Financial Business Act, must be sent to:

Cometas A/S c/o Liqtech A/S, Industriparken 22 C, DK-2750 Ballerup
Liqtech A/S, Grusbakken 12, 2820 Gentofte

Debts	Any outstanding balances with the Bank.

Recourse	The guarantors hereby acknowledge and accept that the Bank reserves the right to realise or release any other items of collateral and to write off the proceeds at the Bank’s discretion.
Consequently the guarantors will have no right of recourse against any other items of collateral.

Terms and conditions	In addition to the general terms and conditions overleaf, the Bank’s Terms and Conditions will apply.

I/We the guarantors have received a copy of these presents and a copy of the debt agreement between the Bank and the debtor as well as a copy of the Bank’s Terms and Conditions.

Signature	As guarantor assuming primary liability:

____________________________	_________________________________
Place and date	Cometas A/S

Signed in	Name:	Name:
the presence of	Address:	Address:
	Postal code/Town:	Postal code/Town:

Signature	As guarantor assuming primary liability:

Translation:

Guarantee

	Place and date	Liqtech NA

Signed in	Name:	Name:
the presence of	Address:	Address:
	Postal code/Town:	Postal code/Town:

Translation:

Guarantee

General terms and conditions of guarantee (primary liability)

1.	The guarantee serves as security for all debts owing to the Bank at any time in respect of the debts described herein.

2.	The Bank’s failure to file its claim against the estate of the debtor or a guarantor will not affect the Bank’s claim against the guarantors or the co-guarantors, respectively.

3.	The guarantor(s) will waive any reciprocal right of recourse against collateral provided by the guarantors to the Bank.

4.
Claims as regards guarantee provided under these presents may be asserted with respect to the obligations of the debtor(s) to the Bank, including any and all of the Bank’s branches and departments, domestic as well as foreign, and the Bank’s subsidiaries.

5.
The release of any guarantors will become effective only when they have received written notice thereof from the Bank. If payments made are invalidated at a later date, the obligations of the guarantor(s) will nevertheless remain effective irrespective of such notice having been given. However, if the guarantee has been provided outside a commercial relationship, the guarantee obligation will terminate on expiry of the guarantee agreement, unless the Bank has asserted a claim to the guarantor(s) before such time or the guarantee agreement has been extended.

6.	The Bank may grant the debtor a respite without the permission of the guarantor(s) and co-debtor(s). Respite may be granted with respect to instalments, interest and commission.

7.
If the debtor(s) and/or guarantor(s) are subjected to administration procedures, the Bank will be entitled to claim dividend until it has been fully covered, including dividend on claims which may accrue to the guarantor(s) through their right of recourse, irrespective of whether the recourse claim has come into effect before or after the commencement of such administration procedures.

Translation
The above is a translation of the Danish “Kautionserklæring”. In case of doubt the Danish original will apply.